                                                                      Exhibit 99
[Company logo]


WENDY'S INTERNATIONAL, INC. TO ACQUIRE BAJA FRESH MEXICAN GRILL

RESTAURANT CHAIN IS THE LEADER IN QUALITY, FAST-CASUAL MEXICAN FOOD

     NEW YORK, N.Y. (May 31, 2002, 8:00 a.m.) - Wendy's International, Inc. (NYSE: WEN) announced today that it has signed a definitive agreement to acquire Fresh Enterprises, Inc., the owner and operator of the Baja Fresh Mexican Grill restaurant chain. The purchase price will be $275 million in cash for 100% of the stock of Fresh Enterprises. The Company expects the transaction to be financed with a combination of cash and the issuance of new debt.
     Baja Fresh(R), founded in 1990, owns, operates and franchises 169 fast-casual restaurants in 16 states and the District of Columbia.
     Upon completion of the transaction, which is expected in June 2002, Baja Fresh will become a wholly owned subsidiary of Wendy's, and maintain its offices in Thousand Oaks, CA. The transaction has been approved by both companies' board of directors, and is contingent upon customary closing conditions, including regulatory approvals.
     "Baja Fresh is an excellent addition to our Company and a great fit for our long-term growth strategy," said Wendy's Chairman and Chief Executive Officer Jack Schuessler. "We have been actively pursuing concepts in the rapidly growing, fast-casual restaurant segment and Baja Fresh is clearly the best in the Mexican category. It is a well-managed company with a focus on restaurant operations, food quality and growth."
     Schuessler said there are several strategic reasons why management is optimistic about Baja Fresh's continued prospects for success:
     - Baja Fresh is a leader in the emerging fast-casual segment of the restaurant industry with a superior quality position in serving fresh, flavorful Mexican food.
     - The restaurants are contemporary and offer quality food to eat in or take out at both lunch and dinner with fast counter service and no waiters.
     - Baja Fresh has a talented management team, and experienced restaurant operators and franchisees.
     - The chain is growing rapidly, having expanded from 45 restaurants in 1998 to 169 today. Baja Fresh operates 76 company restaurants and has 93 franchised restaurants.
     - 2001 systemwide sales were $177 million, up from $107 million the year before.
     - Net revenues were $78 million in 2001 and grew at a compounded annual average growth rate of 61% since 1998.
     -    Average unit volumes are $1.5 million and average check is $7.50.
     - The chain has produced 29 consecutive quarters of same-store sales growth, including 7.8% growth in 2001 and 7.5% in 2000.

BAJA FRESH POISED TO BECOME A NATIONAL CHAIN
     "We are convinced that Baja Fresh can become a strong national chain and expand its leadership in the Mexican food category," said Schuessler. "It has all of the elements that we identified in our long-term strategic growth plans. Most importantly, it has a clear quality position just like Wendy's. Customers love the food, which is prepared fresh on the premises daily. The restaurants are attractive and the service is outstanding.

     "For Wendy's International, the strategic importance of this transaction is that we expect to expand Baja Fresh over the next five years to a total range of 600 to 700 locations. We expect Baja Fresh to provide increasing revenue and income for our Company, and to provide excellent long-term return on investment," Schuessler said.

WENDY'S REAFFIRMS 2002 EARNINGS OUTLOOK
     Wendy's Executive Vice President and Chief Financial Officer Kerrii Anderson said the Baja Fresh transaction is expected to be slightly dilutive in both 2002 and 2003, in a range of $0.02 to $0.04 per share each year, and accretive beginning in 2004.
     The Company continues to expect to generate earnings in a range of $1.85 to $1.90 per share in 2002, which is a 12% to 15% increase over $1.65 in 2001, including the dilution from Baja Fresh. The Company's long-term earnings growth outlook remains in the range of 12% to 15%.
     "We are confident that we can meet our growth objectives in 2002 due to stronger than expected sales at Wendy's and Tim Hortons, improvement in the Canadian foreign exchange rate, and lower costs for beef at Wendy's," Anderson said.
     "We are producing excellent same-store sales performance in the second quarter," Anderson said.
     - Same-store sales at Wendy's U.S. company restaurants grew 5.7% in April, and are on track for a range of 6.0% to 6.5% in May. The month includes Wendy's all-time record sales week.
     - Tim Hortons same-store sales in April grew 9.0% in Canada and 16.1% in the U.S. Same-store sales in May are up in a range of 9.5% to 10.5% in Canada and 14.5% to 15.5% in the U.S.
     "Furthermore, in 2003 our joint venture between Tim Hortons and Cuisine de France is expected to begin generating income," said Anderson.

BAJA FRESH BUILT A STRONG BRAND, TRACK RECORD AND MANAGEMENT TEAM
     James and Linda Magglos founded Baja Fresh in 1990. The chain's first restaurant was in Newbury Park, CA., and the business grew steadily to more than 40 restaurants in 1998. In November of 1998, Greg Dollarhyde, an experienced restaurant executive, structured a series of transactions in conjunction with Catterton Partners and others to recapitalize the chain. With over $500 million in equity capital, Catterton Partners is one of the largest private equity firms in the U.S., focused on providing equity capital for rapidly growing consumer and retail companies.
     As a result of the recapitalization, a controlling interest in the company was acquired by these investors, including Dollarhyde, who is president and CEO of the chain.
     Following the recapitalization and the implementation of certain operating initiatives, the chain has produced strong operating performance and increased unit growth. Highlights include:
     - Baja Fresh has established a successful track record of growing revenue from $18.6 million in 1998 to $78 million in 2001.
     -    The chain produced operating income of $6.5 million in 2001.
     - Management has instituted an aggressive and disciplined growth plan. Since the recapitalization, the chain has opened 64 company-owned and 60 franchise restaurants.
     - By the end of 2002, management expects to have approximately 210 Baja Fresh Mexican Grills open in 18 states and the District of Columbia on a systemwide basis.

     - The chain's highest average unit volumes are generated by restaurants in markets outside the chain's home base of California, which indicates the portability of the concept.

     "With almost 12 years of operating history and more than seven years of positive systemwide comparable restaurant sales growth, Baja Fresh is a strong brand with high levels of customer satisfaction and expanding geographic appeal," said Dollarhyde.
     "Our vision is to become the leading national restaurant brand known as the defining standard for the highest quality and convenience in fresh Mexican food," said Dollarhyde. "I believe Wendy's will be a great partner who will share this vision and our values."
     To further strengthen and expand the depth of the management team, Dollarhyde recruited Don Breen as chief financial officer in July 1999 and Steve Heeley as vice president of operations in August 1999.
     Dollarhyde has continued to assemble a well-rounded management team with diverse skills that include restaurant operations, real estate site selection and development, franchising and brand marketing.

BAJA FRESH'S MENU FEATURES GENEROUS PORTIONS AND SALSAS
     "Our approach to fresh food preparation is integral to the concept, as the restaurants prepare all menu items without the use of freezers, microwaves, can openers, or MSG," said Dollarhyde.
     The menu offers generous portions of a wide variety of traditional Mexican foods, including burritos, Original Baja Style Tacos(TM), nachos, charbroiled fish tacos, taquitos, ensaladas, quesadillas and other Mexican entrees and appetizers, all made-to-order.
     "Salsas, which are made from scratch daily on premises, are offered at signature all-you-can-eat salsa bars, where customers can choose from a variety of mild to spicy salsas, and customize their food according to their individual tastes," Dollarhyde said.
     "The menu is conveniently offered in a clean, upbeat and energetic environment and is served with a strong commitment to absolute customer satisfaction," Dollarhyde added. "Our high quality food, average guest check of approximately $7.50 and fast casual format provides customers with an exceptional value for quality, flavor and convenience."

For more information on Baja Fresh Mexican Grill, please go to its Internet web site at http://www.bajafresh.com.

INVESTOR MEETING AND WEB CAST SET FOR MAY 31
     Company management will host a special meeting for investors and the media on Friday, May 31, 2002, beginning at 8:00 a.m. (EDT). The one-hour meeting, which will be hosted by the Company's executive management team, will be held at The Essex House hotel, 160 Central Park South, New York, N.Y.
     Investors and the media who are unable to attend the meeting are invited to listen in one of two ways:
     - Via Conference Call: The dial-in number is 630-395-0131, and the password is Wendy's. The instant replay will be available through Monday at 402-530-7728.
     - Via Web Cast: On the Internet at http://www.wendys-invest.com. The meeting will be archived on the Company's web site.

WENDY'S INTERNATIONAL, INC. OVERVIEW
     Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies, with $8.3 billion in 2001 systemwide sales, more than 8,200 restaurants and quality brands - Wendy's and Tim Hortons. Wendy's Old Fashioned Hamburgers(R) was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger chain in the world with 6,064 restaurants in the United States, Canada and international markets. Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods chain in Canada. There are 2,048 Tim Hortons restaurants in Canada and 145 in the U.S.

SAFE HARBOR STATEMENT
     Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. Factors set forth in our Safe Harbor Under the Private Securities Litigation Reform Act of 1995, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. Please review the Company's Safe Harbor statement at Http://www.wendys-invest.com/safeharbor.

CONTACT:

Analysts and Investors:
John D. Barker  (614-764-3044 or john_barker@wendys.com)

Media:
Denny Lynch (614-764-3413)

Financial Media and Shareholders:
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)